As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-101463

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11 TO

FORM S-11

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WELLS REAL ESTATE FUND XIV, L.P.

(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.

Howard S. Hirsch, Esq.

Holland & Knight LLP

One Atlantic Center, Suite 2000

1201 West Peachtree Street, N.E.

Atlanta, Georgia 30309-3400

(404) 817-8500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Agent for Service)

Georgia	01-0748981
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Numbers)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

Deregistration of Units

Wells Real Estate Fund XIV, L.P. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-101463) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on May 14, 2003, pursuant to which the Registrant registered 4,500,000 units of limited partnership interest (“Units”) to be offered to the public on a “best efforts” basis.

As of April 30, 2005, the Registrant had sold 3,474,123.757 Units pursuant to the Registration Statement. The Registrant terminated the offering of Units covered by the Registration Statement effective as of the close of business on April 30, 2005, and hereby deregisters the remaining 1,025,876.243 of Units previously registered under the Registration Statement which remained unsold as of April 30, 2005.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 11 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 17th day of June, 2005.

WELLS REAL ESTATE FUND XIV, L.P.
(Registrant)

By:	WELLS CAPITAL, INC.
General Partner

	By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

By:	/s/ LEO F. WELLS, III
LEO F. WELLS, III
General Partner

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures	Title	Date
/s/ Leo F. Wells, III Leo F. Wells, III	President (Chief Executive Officer), Treasurer and Sole Director of Wells Capital, Inc.	June 17, 2005